Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACTS
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

SPECTRANETICS ACHIEVES FIRST QUARTER REVENUE OF $37.7 MILLION

13% Increase Over Q1 2012; Reiterates Outlook for 2013
Announces Expansion of PHOTOPAC Clinical Trial

COLORADO SPRINGS, CO. (April 23, 2013) - The Spectranetics Corporation (NASDAQ: SPNC) today reported financial results for the three months ended March 31, 2013. Highlights of the quarter (all compared with the quarter ended March 31, 2012) include:

•	Lead Management revenue growth of 22%

•	Vascular Intervention revenue growth of 5%, led by U.S. peripheral atherectomy growth of 16%

•	U.S. revenue increased 11% to $30.8 million

•	International revenue increased 27% to $6.9 million, 26% growth on a constant currency basis[1]

“The first quarter of 2013 reflects continued double digit revenue growth, driven by our focus areas, which are gaining momentum,” said President and Chief Executive Officer, Scott Drake. “We placed 39 lasers this quarter, more than 50% greater than a year ago. This follows a record fourth quarter of 42 laser placements, which bodes well for future revenue growth. We are steadfast in our endeavor to achieve the in-stent restenosis indication and prove clinical superiority. Treating this disease remains a large, untapped opportunity, and we are making significant strides with the EXCITE ISR study. Our long term goal is unchanged – accelerating revenue growth and margin expansion yielding meaningful leverage over time.”

The Company also announced the expansion of the PHOTOPAC study from 50 patients to 125 patients. The study is a randomized, multi-center registry comparing laser atherectomy plus drug-coated balloon to drug-coated balloon alone in patients with complex in-stent restenosis. Professor Thomas Zeller, Principal Investigator, Herz-Zentrum Bad Krozingen, Germany, commented, “Spectranetics is pursuing a very important goal: to identify and prove an effective, durable solution for in-stent restenosis patients.  I believe there is meaningful clinical benefit of first debulking with laser atherectomy prior to deploying a drug coated balloon.  Expanding the size of PHOTOPAC increases the clinical relevance and confidence in a compelling outcome.”

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1Constant currency is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

Revenue for the three months ended March 31, 2013 rose 13% both on an as reported and a constant currency basis, to $37.7 million, from $33.3 million in the 2012 period. Vascular Intervention revenue increased 5% to $17.2 million; Lead Management revenue increased 22% to $15.1 million; and Laser System, Service and Other revenue increased 20% to $5.4 million, all on both an as reported and constant currency basis .

Net loss for the three months ended March 31, 2013 was $959,000, or a loss of $0.03 per diluted share, compared with net income of $12,000, or $0.00 per diluted share, for the three months ended March 31, 2012. Adjusted EBITDA, which excludes the newly-imposed medical device excise tax, amortization of acquired intangible assets and acquisition related contingent consideration expense, was $1.8 million for the three months ended March 31, 2013 compared with $2.5 million for the three months ended March 31, 2012.The description of the exclusions and reconciliation of non-GAAP financial measures is included later in this release.

2013 Outlook

Management projections for 2013 are unchanged. Revenue for 2013 is expected to be in the range of $153.0 - $155.5 million, an increase of 9% - 11% from 2012.

Net income for 2013 is projected to be in the range of $0.0 - $0.5 million, or $0.00 - $0.01 per diluted share, including the impact of the medical device excise tax, which is estimated to be approximately $2.5 million for 2013. Projected net income also includes estimated non-cash amortization and contingent consideration costs of approximately $1.6 - $2.0 million associated with the recently announced acquisition of the Quick-Access™ and Quick-Cross Capture™ devices.

Earnings before interest, taxes, depreciation, amortization, acquisition-related contingent consideration expense, special items and the medical device tax (Adjusted EBITDA) is anticipated to be in the range of $13.5 - $14.5 million in 2013, compared with Adjusted EBITDA of $13.1 million in 2012. Adjusted EBITDA provides for comparability between periods and represents an additional measure of the operating performance of the business.

As a result of seasonal operating expenses that are higher in the first half of the year, investments in research, development and commercial programs, non-cash amortization costs associated with the previously announced acquisition, and the impact of the medical device tax, a net loss of up to $2.5 million is anticipated in the first half of 2013.

Conference Call

Management will host an investment community conference call today beginning at 2:30 p.m. Mountain time, 4:30 p.m. Eastern time, to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (877) 561-2747 for domestic callers, or (973) 409-9689 for international callers, or from the webcast on the investor relations section of the Company’s Web site at: www.spectranetics.com. The webcast will be available on the Company’s Web site for 14 days following the completion of the call.

About Spectranetics

Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in more than 40 countries and are used to treat arterial blockages in the heart and legs, as well as the removal of pacemaker and defibrillator leads.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. In addition, the Company markets aspiration and cardiac laser catheters for the treatment of blockages in the heart, and drug delivery catheters for vascular delivery of drugs and diagnostic agents.

The Lead Management (LM) product line includes excimer laser sheaths and cardiac lead management accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and the reasons for that growth, growth rates, and 2013 outlook including projected revenue and net income. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note that they speak only as of the date hereof. These risks and uncertainties may include market acceptance of excimer laser atherectomy technology and our lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, uncertain success of or delays in our clinical trials, adverse results in connection with any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the healthcare reform and related legislation, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which, among other things, affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2012 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods, and an explanation of our use of these non-GAAP measures, can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

-Financial tables follow-

THE SPECTRANETICS CORPORATION
Condensed Consolidated Statements of Operations
(000’s, except per share data and percentages)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$37,675	$33,269
Cost of products sold	10,319	8,968
Gross profit	27,356	24,301
Gross margin %	73%	73%
Operating expenses:
Selling, general and administrative	22,801	20,608
Research, development and other technology	5,172	3,758
Contingent consideration expense and acquisition-related intangible asset amortization	366	—
Medical device excise tax	522	—
Total operating expenses	28,861	24,366
Operating loss	(1,505)	(65)
Other (expense) income, net	(29)	81
(Loss) income before taxes	(1,534)	16
Income tax (benefit) expense	(575)	4
Net (loss) income	$(959)	$12

Net (loss) income per common share:
Basic	$(0.03)	$0.00
Diluted	(0.03)	0.00
Weighted average shares outstanding:
Basic	34,960	33,983
Diluted	34,960	35,072

THE SPECTRANETICS CORPORATION
Condensed Consolidated Balance Sheets
(000’s)
(unaudited)

	3/31/2013	12/31/2012
ASSETS
Current assets:
Cash and cash equivalents	$25,228	$37,775
Accounts receivable, net	22,513	19,945
Inventories, net	10,046	9,288
Deferred income taxes, current portion, net	1,089	313
Other current assets	2,567	2,506
Total current assets	61,443	69,827
Property and equipment, net	26,384	27,006
Goodwill and intangible assets	25,693	13,316
Other assets	601	620
Total assets	$114,121	$110,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$16,480	$20,193
Non-current liabilities	7,871	1,879
Stockholders’ equity	89,770	88,697
Total liabilities and stockholders’ equity	$114,121	$110,769

THE SPECTRANETICS CORPORATION
Supplemental Financial Information
(Unaudited)

Financial Summary	2012				2013
(000’s, except laser sales and installed base amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr

Disposable products revenue:
Vascular Intervention revenue	$16,411	$17,420	$16,821	$16,684	$17,193
Lead Management revenue	12,368	13,526	13,918	15,374	15,079
Total disposable products revenue	28,779	30,946	30,739	32,058	32,272

Service and other revenue	2,659	2,515	2,508	2,757	2,878

Laser revenue:
Equipment sales	591	409	910	772	1,381
Rental fees	1,240	1,165	1,073	1,164	1,144
Total laser revenue	1,831	1,574	1,983	1,936	2,525

Total revenue	33,269	35,035	35,230	36,751	37,675

Net income (loss)	12	636	905	673	(959)
Adjusted EBITDA (1)	2,477	3,309	3,565	3,766	1,812

Cash flow generated by (used in) operating activities	(4,713)	423	3,748	5,703	(6,377)
Total cash and current investment securities at end of quarter	27,000	27,659	31,646	37,775	25,228

Laser sales summary:
Laser sales from inventory	3	2	5	6	8
Laser sales from evaluation/rental units	1	1	1	—	7
Total laser sales	4	3	6	6	15

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the non-GAAP reconciliation tables following this table for the reconciliation to the most comparable GAAP measure.

Worldwide Installed Base Summary:
Laser sales from inventory	3	2	5	6	8
Rental placements	15	18	21	30	20
Evaluation placements	7	8	4	6	11
Laser placements during quarter	25	28	30	42	39
Buy-backs/returns during quarter	(13)	(14)	(19)	(24)	(25)
Net laser placements during quarter	12	14	11	18	14
Total lasers placed at end of quarter	1,023	1,037	1,048	1,066	1,080

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons why management believes that these non-GAAP measures provide useful information to investors is provided following the reconciliation tables.

THE SPECTRANETICS CORPORATION Reconciliation of revenue by geography to non-GAAP revenue by geography on a constant currency basis (000’s, except percentages) (unaudited)
	Three Months Ended
	March 31, 2013			March 31, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$30,791	$—	$30,791	$27,828	11%	11%
International	6,884	(18)	6,866	5,441	27%	26%
Total revenue	$37,675	$(18)	$37,657	$33,269	13%	13%

Reconciliation of revenue by product line to non-GAAP revenue by product line on a constant currency basis (000’s, except percentages) (unaudited)
	Three Months Ended
	March 31, 2013			March 31, 2012	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$17,193	$(9)	$17,184	$16,411	5%	5%
Lead Management	15,079	(3)	15,076	12,368	22%	22%
Laser System, Service & Other	5,403	(6)	5,397	4,490	20%	20%
Total revenue	$37,675	$(18)	$37,657	$33,269	13%	13%

THE SPECTRANETICS CORPORATION
Reconciliation of Net Income (loss) to EBITDA and Adjusted EBITDA (000’s) (unaudited)

	Three months ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013
Net income (loss), as reported	$12	$636	$905	$673	$(959)
Income tax expense (benefit)	4	213	242	275	(575)
Interest expense (income), net	(8)	2	(2)	—	4
Depreciation and amortization	2,469	2,458	2,420	2,507	2,454
Acquisition-related intangible asset amortization (1)	—	—	—	—	164
EBITDA	2,477	3,309	3,565	3,455	1,088

Acquisition-related costs (2)	—	—	—	311	—
Contingent consideration expense (1)	—	—	—	—	202
Medical device excise tax (3)	—	—	—	—	522
Adjusted EBITDA	$2,477	$3,309	$3,565	$3,766	$1,812

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1)
Contingent consideration expense represents the accretion of the estimated contingent consideration liability related to amounts payable to Upstream in 2014, 2015 and 2016 based on one-third of sales of the products acquired. Acquisition-related intangible asset amortization relates to intangible assets acquired.

2)
In the fourth quarter of 2012, we incurred $0.3 million in legal and other costs related to our acquisition of certain product lines from Upstream Peripheral Technologies Ltd. Further information regarding this matter is included in our Form 8-K filed on January 7, 2013.

3)	The medical device excise tax, which was included as part of the Patient Protection and Affordable Care Act and which took effect on January 1, 2013, represents 2.3% of a majority of our U.S. sales.

Management uses the non-GAAP financial measures as supplemental measures to analyze the underlying trends in our business, assess the performance of our core operations, establish operational goals and forecasts that are used in allocating resources and evaluate our performance period over period and in relation to our competitors’ operating results.

The impact of foreign exchange rates is highly variable and difficult to predict. We use a constant currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of our ongoing operations, we believe that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from our revenue.

We believe that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe that providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Some of the limitations associated with our use of these non-GAAP financial measures are provided below:

•	Management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures used.

•
Depreciation and amortization expense, while not requiring cash settlement, are ongoing and recurring expenses and have a material impact on GAAP net income and reflect economic costs to us that are not reflected in Adjusted EBITDA.

•
Items such as the contingent consideration expense, acquisition-related costs and the medical device excise tax that are excluded from Adjusted EBITDA can have a material impact on cash flows, GAAP net income and net income per share and reflect economic costs to us that are not reflected in Adjusted EBITDA.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP revenue.

•
Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

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